EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned parties hereby agree that this Amendment No. 1 to the Statement of Beneficial Ownership on Schedule 13G filed herewith by the undersigned parties, relating to the common stock, par value $0.0001 per share of TScan Therapeutics, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, on behalf of each such person.

PITANGO HEALTHTECH FUND I, L.P.

By: Pitango H.T. Fund I, L.P., its General Partner
By: Pitango GP Health Holdings Ltd., its general partner

By:	/s/ Eyal Klein
Name: Eyal Klein
Title: Chief Financial Officer

By:	/s/ Ittai Harel
Name: Ittai Harel
Title: Managing Director

Date: February 8, 2024

PITANGO HEALTHTECH FUND I - ISRAEL L.P.

By: Pitango H.T. Fund I, L.P., its General Partner
By: Pitango GP Health Holdings Ltd., its general partner

By:	/s/ Eyal Klein
Name: Eyal Klein
Title: Chief Financial Officer

By:	/s/ Ittai Harel
Name: Ittai Harel
Title: Managing Director

Date: February 8, 2024

PITANGO HEALTHTECH PRINCIPALS FUND I, L.P.

By: Pitango H.T. Fund I, L.P., its General Partner
By: Pitango GP Health Holdings Ltd., its general partner

By:	/s/ Eyal Klein
Name: Eyal Klein
Title: Chief Financial Officer

By:	/s/ Ittai Harel
Name: Ittai Harel
Title: Managing Director

Date: February 8, 2024

PITANGO H.T. FUND I, L.P.

By: Pitango GP Health Holdings Ltd., its general partner

By:	/s/ Eyal Klein
Name: Eyal Klein
Title: Chief Financial Officer

By:	/s/ Ittai Harel
Name: Ittai Harel
Title: Managing Director

Date: February 8, 2024